SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): May 7, 2010
American Greetings Corporation

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-13859	34-0065325

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

One American Road
Cleveland, Ohio	44144

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (216) 252-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
As disclosed in its Current Report on Form 8-K filed on July 25, 2008, on July 20, 2008, American Greetings Corporation (“American Greetings”) entered into an agreement (the “Cookie Jar Agreement”) with Cookie Jar Entertainment Inc. (“Cookie Jar”) providing for the sale of the Strawberry Shortcake and Care Bears properties (the “Properties”) to Cookie Jar for $195 million. As disclosed in American Greetings’ Current Report on Form 8-K filed March 30, 2009, because Cookie Jar’s acquisition of the Properties did not close by September 30, 2008, on March 24, 2009, American Greetings entered into a binding term sheet (the “MoonScoop Term Sheet”) with MoonScoop S.A.S. (“MoonScoop”) providing for the sale to MoonScoop of the Properties, as well as all rights in the Properties owned by Cookie Jar and its affiliates, under which American Greetings and Cookie Jar were to be paid $76 million and $19 million, respectively. MoonScoop failed to close the acquisition of the Properties, resulting in the MoonScoop Term Sheet expiring in accordance with its terms; however, the obligations of the parties under the Cookie Jar Agreement remained in effect.
The failure to close the transactions described above resulted in three separate legal proceedings involving American Greetings and its subsidiary, Those Characters From Cleveland, Inc. (“TCFC”), as well as Cookie Jar, Cookie Jar Entertainment (USA) Inc. (formerly known as DIC Entertainment Corporation), Cookie Jar Entertainment Holdings (USA) Inc. (formerly known as DIC Entertainment Holdings, Inc.), Mike Young Productions, LLC, and MoonScoop, involving the Properties. These legal proceedings are described in American Greetings’ Annual Report on Form 10-K filed on April 29, 2010, which descriptions are incorporated herein by reference. On May 7, 2010, the legal proceedings involving American Greetings, TCFC, Cookie Jar, Cookie Jar Entertainment (USA) Inc. (formerly known as DIC Entertainment Corporation), and Cookie Jar Entertainment Holdings (USA) Inc. (formerly known as DIC Entertainment Holdings, Inc.) were settled. As part of the settlement, on May 7, 2010, the Cookie Jar Agreement was amended to, among other things, terminate American Greetings’ obligation to sell to Cookie Jar, and Cookie Jar’s obligation to purchase, the Properties. As part of the settlement, Cookie Jar Entertainment (USA) Inc. will continue to represent the Strawberry Shortcake property on behalf of American Greetings, and will become an international agent for the Care Bears property.
Item 7.01 Regulation FD Disclosure
From May 4, 2010 to May 6, 2010, the following executive officers of American Greetings adopted pre-arranged, non-discretionary stock trading plans with respect to (1) the exercise of options to purchase common shares of American Greetings previously granted to them, and (2) the sale of the common shares acquired upon exercise of such options.

		Maximum Number Of Shares	Time Period During
		That My Be Sold Under The Rule	Which Sales May Occur
Name	Title	10b5-1 Plans	Under The 10b5-1 Plans

Catherine M. Kilbane	Senior Vice President, General Counsel and Secretary	164,100 Class A common shares	5/4/2010 — 5/1/2013

Morry Weiss	Chairman	81,000 Class B common shares	5/5/2010 — 5/4/2012

Zev Weiss	Chief Executive Officer	134,666 Class B common shares	5/5/2010 — 5/4/2012

Brian T. McGrath	Senior Vice President, Human Resources	110,000 Class A common shares	5/4/2010 — 10/4/2010

Thomas H. Johnston	Senior Vice President, Creative/Merchandising	113,300 Class A common shares	8/1/2010 — 12/31/2010
The trading plans, each of which terminates and supercedes any other trading plan that may then be in effect, were adopted in accordance with Rule 10b5-1 (“Rule 10b5-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and American Greetings’ policies governing stock transactions by directors, executive officers and other employees. Rule 10b5-1 allows corporate insiders to establish prearranged stock trading plans when they are not in possession of material non-public information. Each of the trading plans provides for periodic exercises of options to purchase common shares and (a) in the case of Class A commons shares, the subsequent sale of the acquired shares on the open market at prevailing market prices, and (b) in the case of Class B common shares, the subsequent offer to sell the acquired shares to American Greetings in accordance with American Greetings’ Amended and Restated Articles of Incorporation, in each case subject to minimum price thresholds. Transactions made under the Rule 10b5-1 trading plans will be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations. Except as may be required by law, American Greetings does not undertake to report stock trading plans by other American Greetings officers or directors, or to report modifications or terminations of any publicly-announced plan, including the plans described herein.
The information in this Item 7.01 of this Current Report on Form 8-K is being furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of such section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

American Greetings Corporation (Registrant)
By:	/s/ Catherine M. Kilbane
Catherine M. Kilbane, Senior Vice President, General Counsel and Secretary

Date: May 12, 2010

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